UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 24, 2010


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                       333-148266                98-0530295
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

200 S Virginia St - 8th Floor, Reno, Nevada                        89501
  (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code (775) 322-0626

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 24, 2010, we issued 2,000,000 units in a private placement, raising gross proceeds of $2,000,000, or $1.00 per unit. Each unit consists of one common share in the capital of our company and one non-transferable common share purchase warrant. Each whole common share purchase warrant non-transferable entitles the holder thereof to purchase one share of common stock in the capital of our company, for a period of twelve months commencing the closing, at a purchase price of $1.20 per warrant share and at a purchase price of $1.35 per warrant share for a period of twenty-four months thereafter.

We issued all of the securities to three (3) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

ITEM 7.01 REGULATION FD DISCLOSURE

On March 25, 2010, we issued a news release announcing the closing of the non-brokered private placement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1    News Release dated March 25, 2010

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
----------------------------------
Tom Lewis
President and Director

Date: March 25, 2010



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